FORM 8-K
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2003

INTERNATIONAL SPEEDWAY CORPORATION

(Exact name of registrant as specified in its charter)
FLORIDA	O-2384	59-0709342
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1801 WEST INTERNATIONAL SPEEDWAY BOULEVARD, DAYTONA BEACH, FLORIDA	32114
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:   (386) 254-2700

No Change
(Former name or address, if changed since last report)

Item 9. Regulation FD Disclosure.   The Company issued a press release on November 4, 2003 that advised that a wholly owned subsidiary of ISC filed a Complaint for Declaratory Relief with the U.S. District Court, Central District of California against CART, Inc.  The Complaint seeks a declaration that wildfires throughout San Bernardino County, California, and surrounding areas beginning October 21, 2003, constituted a “force majeure” as described in the Official Organizer/Promoter Agreement (“Agreement”), which led to the cancellation of The King Taco 500 event scheduled to occur on November 2, 2003, at California Speedway.  Per the terms specified in the Agreement, ISC is due back the $2.5 million Organization and Rights fee previously paid to CART, less a mutually agreeable amount for legitimate expenses reasonably incurred by CART in preparing for the event.   A copy of that release is also attached as an exhibit.

 Item 7. Financial Statements and Exhibits.

(c)  Exhibits.

	Exhibit Number	Description of Exhibit	Filing Status
1	(99.1)	11/4/03 Press Release	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SPEEDWAY CORPORATION (Registrant)
Date:	11/4/2003	/s/ Susan G. Schandel
Susan G. Schandel, Vice President & Chief Financial Officer